Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

ConnectOne Bancorp, Inc. (formerly Center Bancorp, Inc.)

Englewood Cliffs, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4 of our report dated March 13, 2013, related to the 2012 consolidated financial statements of ConnectOne Bancorp, Inc., which appear in the Form 10-K of ConnectOne Bancorp, Inc. for the year ended December 31, 2014.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

 /s/ Baker Tilly Virchow Krause, LLP

Clark, New Jersey
November 12, 2015